    RECEIVED

   DEC 09 2003                                                      EXHIBIT 4.17

    G.W. Caddell
 Register of Deeds
 Oakland County. MI

                                     56502
                                     LIBER 32054 PAGE 233
                                     $82.00 MORTGAGE
                                     $4.00 REMONUMENTATION
                                     01/30/2004 09:11:26 A.M. RECEIPT 13200
                                     PAID RECORDED - DAKLAND COUNTY
                                     G. WILLIAM CADDELL, CLERK/REGISTER OF DEEDS

This instrument prepared by:

Timothy N. Tucker, Esq.
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303

                               LEASEHOLD MORTGAGE

                        (AUBURN HILLS, MICHIGAN LOCATION)

         LEASEHOLD MORTGAGE ("Mortgage"), dated as of November 28, 2003, by GOLFSMITH NU, L.L.C., a Delaware limited liability company, whose address is 11000 N. IH-35, Austin, Texas 78753 (being hereinafter called "Grantor") to U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Collateral Agent, whose address is 100 Wall Street, 16th Floor, New York, New York 10005 (the "Collateral Agent"), under the Indenture, dated as of October 15, 2002, by and among the Golfsmith International, Inc., the Collateral Agent, as Trustee, and the Guarantors, as defined therein (as amended, restated or otherwise modified from time to time, the "Indenture"), as collateral agent for the Holders, as defined in the Indenture;

         That for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor, hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE and WARRANT unto Collateral Agent, its successors and assigns, with power of sale, the following:

         (A) Grantor's leasehold interest and estate created by and arising pursuant to that certain Lease, dated February 28, 2003, between Mulligan's Auburn Hills, LLC, a Michigan limited liability company, as landlord, and Grantor, as tenant (the "Mortgaged Lease") and which demises to Grantor certain premises more particularly described therein (the "Premises") and located on a portion of that certain tract or parcel of land more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Land"); TOGETHER WITH all of Grantor's right, title and interest in and to the Mortgaged Lease, and all modifications, extensions and renewals and assignments of the Mortgaged Lease and in and to all rights to renew or extend the term of the Mortgaged Lease, or to purchase the Premises leased pursuant to the Mortgaged Lease, and all credits, deposits, options, privileges and rights of Grantor, as tenant, under the Mortgaged Lease;

         (B) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (1) the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land and constituting a part of the Premises, and (2) the fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, attached to, and used or intended to be used in connection with or with the operation of, the Premises, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to all of the foregoing, and all of the right, title and interest of Grantor to the extent provided under the Mortgaged Lease in and to any such personal property and fixtures (hereinafter called the "Improvements").

         (C) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, other real property and interests therein, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in paragraphs (A) and
(B) hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

         (D) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (i) all of the estate, right, title and interest of Grantor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made or resulting from condemnation proceedings or the taking of the Premises or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Premises any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Premises or any part thereof; and Collateral Agent is, subject to the provisions of this Deed of Trust and the Mortgaged Lease, hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Premises; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Premises.

         (E) TOGETHER WITH all rents, security deposits, advance rentals, income, issues, profits, royalties, avails and other benefits derived or owned by Grantor directly or indirectly from the Premises and to which Grantor may be entitled to receive, subject to Act 210 of the Public Acts of Michigan of 1953, as amended, and all right, title and interest of Grantor under any and all leases, subleases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Premises or any part thereof; provided, however, that permission is hereby given to Grantor, so long as no Event of Default (as defined in Section 2.01) has occurred hereunder and is continuing, to collect and use such rents, income and other benefits as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Grantor to collect such rents, income and other benefits from the Premises shall terminate and such permission shall be reinstated upon a cure of such Event of Default.

         (F) TOGETHER WITH all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Premises, and all books and records which contain payments made under the subleases and all security therefor.

         (G) TOGETHER WITH (i) the Grantor's rights further to encumber the Premises; and (ii) all of the Grantor's rights to enter into any sublease or sublease agreement.

         All of the property described in paragraphs (A), (B), (C), (D), (E),
(F) and (G) above, and each item of property therein described, is hereinafter referred to collectively as the "Property."

         TO HAVE AND TO HOLD the Property and all parts thereof unto the Collateral Agent for the benefit of the Holders and their successors and assigns upon the terms and conditions contained herein.

         Grantor is a wholly owned subsidiary of Golfsmith International, Inc. (the "Borrower") and hereby acknowledges that it will derive substantial economic benefit from the proceeds of Borrower's issuance of its "Notes" (as defined below) in the aggregate principal amount of $93,750,000.00 and, as a result, Grantor has agreed to guarantee Borrower's payment and performance of its indebtedness, obligations and liabilities under the Notes, the Indenture and the Indenture Documents.

         The Guarantees have been executed and delivered by Guarantors with respect to Borrower's liability with respect to the Notes, the Indenture and the Indenture Documents, and Grantor hereby acknowledges that it will derive a substantial economic benefit from the execution and delivery of the Guarantees by Guarantors due to the fact that each Guarantor is also a subsidiary of Borrower and Borrower and Grantor will benefit from the Guarantees. As a result, Grantor has agreed to grant this Mortgage to secure the payment and performance by Grantor under its guaranty (and constituting one of the Guarantees) dated October 15, 2002 (the "Golfsmith NU, LLC Guaranty") and the Obligations of the other Guarantors under the Guarantees.

         This Mortgage is executed and delivered by Grantor to secure the following described obligations, liabilities and indebtedness to Collateral Agent and Holders (hereinafter collectively referred as the "Obligations"):

         (a) All loans, advances, indebtedness, obligations and liabilities now or from time to time hereafter owing by Borrower, including the "Obligations" as defined in the Indenture, to Collateral Agent, Holders, and any other Person under the Indenture, or under any agreement, instrument or document executed or delivered to Collateral Agent or Holders in respect of the Indenture (all such agreements, instruments or documents, collectively, the "Indenture Documents'") or the transactions contemplated thereby, pursuant to which Holders have duly authorized the creation of an issue of 8.375% Senior Notes due October 15, 2009 in the aggregate stated principal amount of $93,750,000 (the "Initial Notes"), and Series B 8.375% Exchange Notes due October 15, 2009 issued from time to time in accordance with the provisions of the Indenture in exchange for a like principal amount of Initial Notes (the "Exchange Notes," and together with the Initial Notes and any Additional Notes, as defined in the Indenture, collectively, the "Notes") as described in the Indenture.

         (b) All indebtedness, obligations and liabilities of Guarantors arising under the Guarantees (as defined in the Indenture), including the indebtedness, obligations and liabilities of Grantor under the Golfsmith NU, LLC Guaranty;

         (c) All indebtedness, obligations and liabilities of Grantor arising under this Mortgage;

         (d) All advances made by Collateral Agent and the other Holders to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments, insurance premiums, or other advances authorized under the terms of this Mortgage (whether or not Grantor remains the owner of the Property at the time of such advance);

         (e) Any and all renewals, extensions, modifications, substitutions, replacements or consolidations of the indebtedness, liabilities and obligations described in paragraphs (a), (b), (c) or (d) above, and

         (f) All other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by Borrower, Grantor or any Guarantor to Collateral Agent and/or Holders, however created, incurred or evidenced, direct or indirect, absolute or contingent, and whether owing under the Indenture, Indenture Documents, this Mortgage or the Notes, including without limitation, all "Obligations" (as defined in the Indenture) of Borrower, Grantor and Guarantors to Collateral Agent and Holders.

         THIS DOCUMENT SECURES "FUTURE ADVANCES" AND IS INTENDED TO BE A "FUTURE ADVANCE MORTGAGE", AS EACH OF THOSE PHRASES IS DEFINED IN 1990 MICH. PUB. ACTS 348, AS AMENDED.

         PROVIDED, HOWEVER, that if the Grantor and Guarantors shall promptly pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof when the same shall become due and payable and shall keep, perform and observe all the terms, conditions and requirements of the Notes, the Indenture, the Indenture Documents and of this Mortgage, then, upon complete payment and satisfaction thereof, this Mortgage shall be null and void and of no further force and effect and shall be released by Collateral Agent and Collateral Agent upon the written request and at the expense of Grantor.

                                  ARTICLE ONE
                              COVENANTS OF GRANTOR

         Grantor covenants and agrees with the Collateral Agent and Holders, or any successor in title as holder of the Obligations secured hereby, as follows:

         1.01 General Representations, Covenants and Warranties. Grantor represents, warrants and covenants that (a) Grantor is seized of a good and valid leasehold estate in and to the Premises, and has good right, full power and lawful authority to encumber the same as provided herein and Collateral Agent may, subject to the provisions of the Mortgaged Lease, at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises in accordance with the terms hereof; (b) the Property is free and clear of all liens, security interests, charges and encumbrances whatsoever except to the extent permitted by clauses (1), (2), (3), (4), (5), (8), (15) and (16) of the definition of Permitted Liens, as defined in the Indenture, and except for any liens, security interests, charges and encumbrances created or arising by, through or under the landlord under the Mortgaged Lease or its predecessors-in-title; (c) Grantor will maintain and preserve the lien of this Deed of Trust until the Obligations secured hereby have been paid in full; (d) the Premises has frontage on, and direct access of ingress, egress, and regress to, public rights of way; and (e) electric, gas, sewer, water facilities and any other necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Premises satisfactorily for its current use, and any easements necessary to the furnishing of such utility service to Grantor have been obtained.

         1.02 Compliance with Laws. To the extent Grantor is required to so comply under the Mortgaged Lease, Grantor covenants and warrants that the Premises presently complies in all material respects with and will continue to comply in all material respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations and other applicable laws, rules and regulations which affect the Premises and the operations of Grantor on the Premises. If Grantor receives notice from any federal, state or other governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, Grantor will provide Collateral Agent with a copy of such notice and comply or cause the landlord under the Mortgaged Lease to comply with the provisions of such notice promptly if failure to comply could reasonably be expected to result in a material adverse effect on the Premises or the use, operation or value thereof, or on the Grantor.

         1.03     Taxes and Other Charges.

         (a)      Taxes and Assessments. To the extent required under Section
4.04 of the Indenture or under the Mortgaged Lease, Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Premises or any part thereof, or upon or against this Mortgage or the Obligations secured hereby, or upon or against the security interest of Collateral Agent in the Premises, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Premises or any part thereof.

         (b) Mechanic's and Other Liens. Except to the extent permitted by clause (2) of the definition of Permitted Liens, as defined in the Indenture, Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due) to be created upon or filed against the Property.

         (c) Taxes Affecting Holders' Interest. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to this Mortgage or any instrument evidencing or securing any of the Obligations. In the event of the enactment after this date of any law of any governmental entity applicable to Collateral Agent, the Obligations, the Property or this Mortgage imposing upon Collateral Agent the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the Collateral Agent or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Obligations or Collateral Agent, then, and in any such event, Grantor, upon demand by Collateral Agent, shall pay such taxes, assessments, charges or liens, or reimburse Collateral Agent therefor.

         (d) Tax Escrow. In order to secure the performance and discharge of Grantor's obligations under this Section 1.03, but not in lieu of such obligations, and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (1/12th) of the next maturing annual ad valorem taxes, assessments and charges (which taxes, assessments and charges, for purposes of this paragraph, shall include without limitation water and sewer rents, and shall hereinafter be collectively called "Taxes") of the nature described in Section 1.03(a) for each month that has elapsed since the last date to which the Taxes were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment of the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay when due the Taxes. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are required to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay the Taxes. In such case, Collateral Agent must timely pay the Taxes or return the additional monies to Grantor to allow Grantor to pay such Taxes. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon the occurrence of an Event of Default, Collateral Agent may apply to the reduction of the Obligations secured hereby, in such manner as Collateral Agent shall determine, any amount under this Section 1.03(d) remaining to Grantor's credit.

         (e) No Credit Against the Obligations Secured Hereby. Neither Borrower nor Grantor shall claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the Taxes assessed against the Property of any part thereof or that are applicable to the Obligations secured hereby or to Collateral Agent's interest in the Property. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Mortgage or any other instrument securing the Obligations.

         1.04     Insurance.

         (a) Grantor shall, at its sole expense, keep the Premises insured in such amounts and against such risks and damages as is required under Section
4.05 of the Indenture. All policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss payable to Collateral Agent as its interests appear. Such endorsement, or an independent instrument delivered to Collateral Agent, shall provide that the insurance companies will give Collateral Agent at least fifteen (15) days prior written notice before any such policy or policies of insurance shall be altered in any way that may affect Collateral Agent's rights thereunder or cancelled and that no act of default of Grantor or any other person shall affect the right of Collateral Agent to recover under such policy or policies or insurance in case of loss or damage (10 days in the case of cancellation for non-payment of premium).

         (b) In order to secure the performance and discharge of Grantor's obligations under this Section 1.04(b), but not in lieu of such obligations, and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment on the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay such premiums when due. In such case, Collateral Agent must timely pay the premiums or return the additional monies to Grantor to allow Grantor to pay the premiums.

         (c) Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Collateral Agent is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policies on the Premises and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent alone and not to Grantor and Collateral Agent jointly. After deducting from such insurance proceeds any expenses incurred by Collateral Agent and the other Holders in the collection or handling of such funds, the net proceeds received by Collateral Agent shall apply such amounts as requested by Grantor for the restoration. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably satisfactory to Collateral Agent. If, upon completion of restoration of the Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds. Any funds applied against the Obligations secured hereby shall be applied to particular Obligations, whether then matured or to mature in the future, in accordance with the terms of the Indenture. Although Collateral Agent intends to use its best efforts to collect such payments in a timely fashion, Collateral Agent shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. The provisions of this Section 1.04 are subject to any provisions of the Mortgaged Lease pertaining to the maintenance, collection, use and application of insurance proceeds.

         (d) Non-Impairment of Collateral Agent's Rights. Nothing contained in either of Sections 1.03(d) and 1.04(b) shall be deemed to affect any right or remedy of Collateral Agent under any provision of this Mortgage or of any statute or rule of law to pay any amount required to be paid by Sections 1.03(d) and 1.04(b) and to add the amount so paid to the Obligations hereby secured. Although Collateral Agent intends to use its best efforts to make such payments in a timely fashion, the arrangements provided in Sections 1.03(d) and 1.04(b) are solely for the added protection of Collateral Agent and the other Holders and entail no responsibility on Collateral Agent's or Holders' part beyond the allowing of due credit, without interest, for sums actually received by it. Upon assignment of this Mortgage, any funds on hand shall be turned over to the assignee and any responsibility of Collateral Agent with respect thereto shall terminate.

         (e) The Grantor's failure to pay taxes and/or assessments assessed against the Property, or any installment thereof, or any insurance premium upon policies covering the Property or any part thereof, shall constitute waste (although the meaning of the term "waste" shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle the Collateral Agent to all remedies provided for therein. The Grantor further agrees to and does hereby consent to the appointment of a receiver under such statute, should the Collateral Agent elect to seek such relief thereunder.

         1.05 Condemnation. Collateral Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute in its own or the Grantor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Property and Collateral Agent and the other Holders, after deducting therefrom all of their expenses including reasonable attorneys' fees incurred in the collection or handling of such funds, shall apply such amounts as requested by Grantor for the restoration of the Premises. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably satisfactory to Collateral Agent. If, upon completion of restoration of the Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds to Grantor. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may reasonably require. Notwithstanding any such condemnation, Grantor shall continue to pay interest, computed at the rate provided in the Notes, on the entire unpaid principal amount thereof. The provisions of this Section 1.05 are subject to any provisions of the Mortgaged Lease pertaining to the collection, use and application of any compensation, awards, damages, claims, rights of action and proceeds insurance proceeds.

          1.06    Care of Property.

         (a) Grantor shall preserve and maintain the Property in good condition and repair, ordinary wear and tear excepted. Grantor shall not permit, commit or suffer any material waste, impairment or deterioration of the Property or of any part thereof, and will not take any action which will materially increase the risk of fire or other hazard to the Property or to any part thereof.

         (b) Grantor will not, without the prior written consent of Collateral Agent, (i) remove from the Premises any fixtures or personal property covered by this Mortgage which materially impairs the value of the Property, or
(ii) make any structural alteration to the Premises or any other alteration thereto which materially impairs the value thereof.

         (c) Collateral Agent may enter upon and inspect the Premises at any reasonable time during the life of this Mortgage and upon reasonable prior notice.

         1.07 Further Assurances. At any time and from time to time, upon Collateral Agent's reasonable request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Collateral Agent and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such further deeds of trust, instruments or further assurance, certificates and other documents as Collateral Agent may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the respective obligations of Borrower and Grantor under the Notes, the Indenture Documents and this Mortgage, and the lien of this Mortgage as a lien upon all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor to do so, Collateral Agent may make, execute, record, file, re-record or refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Collateral Agent as the agent and attorney-in-fact of Grantor to do so.

         1.08     Security Agreements and Financing Statements.

         (a) Grantor (as debtor) hereby grants to Collateral Agent and Holders (as creditor and secured party) a security interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Property.

         (b) Grantor shall execute any and all such documents, including without limitation, financing statements pursuant to the applicable Uniform Commercial Code, as Collateral Agent may reasonably request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to Collateral Agent on demand any expenses incurred by Collateral Agent and Holders in connection with the preparation, execution and filing of any such documents. This Mortgage shall also constitute a "fixture filing" for purposes of the applicable Uniform Commercial Code. Grantor hereby authorizes and empowers Collateral Agent to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Collateral Agent reasonably deems necessary or advisable to create, preserve and protect said lien. This Mortgage shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Collateral Agent's sole election.

         (c) Grantor and Collateral Agent agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Collateral Agent, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Collateral Agent as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Holders in the event any court or judge shall at any time hold with respect to (1), (2) and (3) that notice of the priority of the interest of Collateral Agent and the other Holders to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

         1.10 Assignment of Rents. As additional security for the due and punctual performance and observance of the Obligations, Grantor does hereby sell, assign, transfer and set over unto the Collateral Agent, pursuant to Act 210 of the Public Acts of Michigan of 1953, as amended, and Act 228 of the Public Acts of Michigan of 1925, as amended, as applicable, all cash flows whatsoever from the Premises to which Grantor may be entitled, including, without limitation, all rents, fees, issues, security deposits, profits and income under all subleases, occupancy agreements or other arrangements, however evidenced or denominated, upon or affecting the Premises (including any extensions, amendments or renewals thereof), whether such fees, issues, deposits, rents, profits and income are due or are to become due, and including all such subleases, occupancy agreements or other arrangements relating to the Premises which are now in existence or come into existence during the term of this Mortgage. This assignment shall run with the land and be good and valid as against the Grantor and those claiming by, under or through the Grantor, from the date of this Mortgage, and shall be binding upon the subtenants and occupiers of the Premises upon service of a copy of this Mortgage together with a notice of default as required by statute. This assignment shall continue to be operative during the foreclosure or any other proceedings taken to enforce this Mortgage. In the event of a foreclosure sale which results in a deficiency, this assignment shall stand as security during the redemption period for the payment of such deficiency. This assignment is given as collateral security only and does not obligate the Collateral Agent to perform any of the covenants or undertakings required to be performed by the Grantor in any subleases or occupancy agreements or arrangements.

         Immediately upon the occurrence of an Event of Default under this Mortgage, all of the Grantor's rights to and interest in the fees, issues, deposits, rents, profits and income from the Premises (including all fees, issues, deposits, rents, profits and income in the possession or control of the Grantor or any agent of the Grantor as of the date of the event of default) shall (to the fullest extent permitted by applicable law) automatically terminate (all such rights and interest automatically vesting in the Collateral Agent), and the Collateral Agent shall be thereafter entitled to collect such fees, issues, deposits, rents, profits and income from the Premises, rent or lease the Premises or any portion thereof upon such terms and for such time as it may deem best, maintain proceedings to recover rents or possession of the Premises from any tenant or trespasser, and apply the net proceeds of such fees, issues, deposits, rent, profits and income to the following purposes: (1) payment of all of the costs and expenses incurred by the Collateral Agent in exercising its rights under this paragraph; (2) payment of interest and principal due under the Obligations; (3) payment of all other sums secured hereby; (4) payment of expenses of preserving, maintaining and operating the Premises, including taxes, construction liens, insurance premiums, management fees, leasing costs and commissions, repairs and established damage claims. Notwithstanding the foregoing, the Collateral Agent, in its sole discretion, may change the priorities set forth above, both within and among the categories, for the application of the net proceeds of such fees, issues, deposits, rents, profits and income.

         The Collateral Agent and its duly authorized agents shall be entitled to enter the Premises for the purpose of delivering any and all such notices and other communications to the tenants and occupiers thereof as shall be necessary or desirable in the Collateral Agent's discretion to exercise its rights hereunder, and the Collateral Agent and its agents shall have absolutely no liability to the Grantor arising therefrom. The Collateral Agent shall not, however, be obligated to give any tenant or occupier of the Premises any notice by personal delivery and the Collateral Agent may, in its sole discretion, deliver all such notices and communications by ordinary first-class U. S. mail, postage prepaid, or otherwise.

         In the event that the Grantor obstructs the Collateral Agent in its efforts to collect the fees, issues, deposits, rents, profits and income from the Premises, or after requested by the Collateral Agent, unreasonably refuses, fails or neglects to assist the Collateral Agent in collecting such fees, issues, deposits, rents, profits and income, the Collateral Agent shall be entitled to the appointment of a receiver of the Premises and of the fees, issues, deposits, rents, profits and income therefrom, with such powers as the court making such appointment may confer.

         The Collateral Agent shall at no time have any obligation whatever to attempt to collect rent from any tenant or occupier of the Premises notwithstanding that such tenants and occupiers may not be paying rent to either the Grantor or to the Collateral Agent. Further, the Collateral Agent shall at no time have any obligation whatever to enforce any other obligations owed by tenants or occupiers of the Premises to the Grantor.

         The Grantor shall at no time collect advance rent under any lease upon, affecting or pertaining to the Premises or any part thereof in excess of one month (other than as a security deposit) and the Collateral Agent shall not be bound in any respect by any rent prepayment made or received in violation of the terms hereof. Neither this assignment nor the receipt of rents, income and other benefits by Collateral Agent shall effect a pro tanto payment of the indebtedness evidenced by or arising under the obligations.

         1.11 After-Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after-acquired property located in or on, or attached to the Property or any part thereof.

         1.12 Subleases Affecting Encumbered Property. Grantor represents that Grantor has delivered to Collateral Agent true, correct and complete copies of all subleases of any portion of the Premises, that all such subleases are presently in effect and that no default by Grantor exists in such subleases. As any such sublease shall expire or terminate or as any new sublease shall be made, Grantor shall so notify Collateral Agent in order that at all times Collateral Agent shall have a current list of all subleases affecting the Premises. The assignment contained in paragraph (F) of this Mortgage shall not be deemed to impose upon Collateral Agent any of the obligations or duties of Grantor provided in any such sublease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any sublease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property or any part thereof), and Grantor shall comply with and observe its obligations in all material respects as landlord under all subleases affecting the Property or any part thereof. Grantor, if required by Collateral Agent, shall furnish promptly to Collateral Agent original or certified copies of all such subleases now existing or hereafter created. Grantor shall not, without the express prior written consent of Collateral Agent, enter into any sublease affecting the Property, or amend, modify, extend, terminate or cancel, accept the surrender of, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any such sublease now existing or hereafter created, or permit or suffer an assignment or sublease. Grantor shall not accept payment of rent more than one (1) month in advance without the prior written consent of Collateral Agent.

         With respect to the assignment contained in paragraph (F) of this Mortgage, Grantor shall, from time to time upon request of Collateral Agent, specifically assign to Collateral Agent as additional security hereunder, by an instrument in writing in such form as may be approved by Collateral Agent in its reasonable discretion, all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Grantor to collect the rentals under any such sublease. Grantor shall also execute and deliver to Collateral Agent any notification, financing statement or other document reasonably required by Collateral Agent to perfect the foregoing assignment as to any such sublease. The provisions of this Section 1.12 shall be subject to the provisions of paragraph (E).

         1.13 Collateral Agent's Performance of Defaults. If Grantor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Mortgage, the Indenture Documents or the Notes, Collateral Agent may, to preserve its interest in the Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Collateral Agent in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Collateral Agent together with interest thereon at the rate per annum specified in Section 2.13 of the Indenture from the date incurred until paid by Grantor, shall be added to the Obligations and secured by the lien of this Mortgage. Collateral Agent is hereby empowered to enter and authorize others to enter upon the Premises or any part thereof for the purposes of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

         1.14 Use of Property. Grantor covenants that the Property will be used for the purposes set forth in the Mortgaged Lease.

         1.15 Required Notices. Grantor shall notify Collateral Agent promptly of the occurrence of any of the following: (i) receipt of any material notice from any governmental authority relating to the Property; (ii) receipt of any material notice from any tenant leasing all or any portion of the Premises;
(iii) any material change in the occupancy of the Premises; (iv) receipt of any material notice from the holder of any lien or security interest in the Property; or (v) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Property.

         1.16     Covenants Regarding Mortgaged Lease.

         (a) Grantor hereby warrants and represents as follows: (i) the Mortgaged Lease is in full force and effect, and, except as disclosed in writing to Collateral Agent, unmodified by any writing or otherwise; (ii) all rent and other charges and impositions reserved therein have been paid to the extent they are payable to the date hereof; (iii) Grantor enjoys the quiet and peaceful possession of the Premises demised thereby; (iv) Grantor is not in default under any of the terms thereof, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; and (v) the landlord under the Mortgaged Lease is not in default under any of the terms or provisions thereof on the part of the landlord to be observed or performed.

         (b) Further, with respect to the Mortgaged Lease, Grantor covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all of the material terms, covenants and provisions thereof on its part to be observed, performed and complied with, at all times set forth therein; (ii) not to do, permit, suffer or refrain from doing anything, as a result of which, there would be a default under or a breach of any of the terms thereof; (iii) not to cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the material terms of the Mortgaged Lease; (iv) to give the Collateral Agent immediate notice of any default by anyone thereunder and to promptly deliver to the Collateral Agent a copy of each notice of default received or delivered by Grantor in connection therewith; (v) to furnish to the Collateral Agent copies of such information and evidence as the Collateral Agent may reasonably require concerning Grantor's due observance, performance and compliance with the terms, covenants and provisions thereof; and
(vi) that any default of Grantor under the Mortgaged Lease shall constitute an additional Event of Default under this Mortgage.

         (c) In the event of any default by Grantor in the performance of any of its obligations under the Mortgaged Lease, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the lessee thereunder, then, in each and every case, Collateral Agent may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor therein in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Collateral Agent, as applicable, for all advances made and expenses incurred by Collateral Agent in curing any such default (including, without limitation, reasonable attorneys' fees).

         (e) It is hereby agreed that the fee title and the leasehold estate in the property demised by the Mortgaged Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in Grantor or a third party whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Mortgaged Lease, or any part thereof, the lien of the Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Property with the same force and effect as if specifically encumbered therein. Grantor agrees to execute all instruments and documents which Collateral Agent may reasonably require to ratify, confirm and further evidence Collateral Agent's lien on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Collateral Agent its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor.

         (f) If the Mortgaged Lease is cancelled or terminated, and if Collateral Agent or a nominee of Collateral Agent shall enter into any new lease of the property demised thereby, Grantor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

         (g) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Mortgaged Lease within the meaning of any provisions thereof prohibiting their assignment, and Collateral Agent, as applicable, shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Collateral Agent, as applicable, shall be liable for the obligations of the lessee arising under the Mortgaged Lease for only that period of time which Collateral Agent is in possession of the Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.

         (h) Notwithstanding anything contained herein to the contrary, and in addition to any rights, privileges and remedies granted to Collateral Agent elsewhere in this Mortgage, Collateral Agent shall have, and Grantor hereby grants to Collateral Agent, any and all rights, privileges and remedies of leasehold lenders provided for in the Mortgaged Lease without the necessity of particularly specifying any or all of such rights, privileges and remedies that are or could be granted to leasehold Collateral Agents pursuant to the Mortgaged Lease.

         (i) Notwithstanding anything contained herein to the contrary, to the extent the any of the covenants and obligations of Grantor hereunder, or any of the rights granted to Collateral Agent hereunder, conflict with the provisions of the Mortgaged Lease, the provisions of the Mortgaged Lease shall control, and Grantor shall not be required to take any action hereunder nor shall Collateral Agent be entitled to exercise any rights hereunder that are not permitted under the provisions of the Mortgaged Lease.

         1.17 Future Indebtedness of Grantor. The lien of this Mortgage secures, as of the date hereof, without further act, all Obligations of Borrower and Grantor to Collateral Agent and the other Holders, including any and all future loans and advances made by Collateral Agent and the other Holders pursuant to the Indenture to or for the benefit of Borrower or Grantor from time to time hereafter.

                                   ARTICLE TWO

                                    DEFAULTS

         2.01 Event of Default. The term "Event of Default", wherever used in this Mortgage, shall mean the occurrence of an "Event of Default" as such term is defined in Section 6.01 of the Indenture.

                                  ARTICLE THREE

                                    REMEDIES

         3.01 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then all of the Obligations secured hereby shall, at Collateral Agent's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Collateral Agent to exercise such option when entitled to do so shall be construed as a waiver of such right, provided that upon an Event of Default under clauses (7) or (8) of the definition of "Event of Default" in Section 6.01 of the Indenture, all Obligations shall immediately become due and payable.

         3.02 Collateral Agent's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Collateral Agent may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Obligations shall be due and without prejudice to the right of Collateral Agent or Holders thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Property under the power of sale hereinafter provided or the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Collateral Agent shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Collateral Agent may determine.

         3.03 Collateral Agent's Right to Enter and Take Possession, Operate and Apply Income.

         (a)      If an Event of Default shall have occurred and be continuing,
(i) Grantor upon demand of Collateral Agent shall forthwith surrender to Collateral Agent the actual possession and if and to the extent permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Property and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor; and (ii) Grantor will pay monthly in advance to Collateral Agent on Collateral Agent's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Property, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Grantor, and upon default in any such payment will vacate and surrender possession of such part of the Property to Collateral Agent or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

         (b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after Collateral Agent's demand, Collateral Agent may obtain a judgment or decree, on behalf of all of the Holders, conferring on Collateral Agent the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Property to Collateral Agent, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor shall pay to Collateral Agent, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and compensation to Collateral Agent and the other Holders, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

         (c) Upon every such entering upon or taking of possession of the Property under this Section 3.03, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time:

                  (i) Make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                  (ii)     Insure or keep the Property insured;

                  (iii) Manage and operate the Property and exercise all the rights and powers of Grantor in its name or otherwise with respect to the same;

                  (iv) Enter into agreements with others to exercise the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine; and Collateral Agent may collect and receive all the rents, income and other benefits thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Collateral Agent in such priority as Collateral Agent may determine to (1) the payment of the Obligations;
         (2) the deposits for taxes and assessments and insurance premiums due;
         (3) the cost of insurance, taxes, assessments and proper charges upon the Property or any part thereof; (4) the expenses of operating, maintaining, repairing and improving the Property, including with limitation renting commissions and rental collection commissions paid to Collateral Agent or agent on behalf of Collateral Agent and the other Holders or of the receiver; and (5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Collateral Agent. All costs, expenses and liabilities of every character incurred by Collateral Agent in managing, operating and maintaining the Property shall constitute additional Obligations secured hereby. While in possession of the Property, Collateral Agent or the receiver shall be liable to account only for the rents, issues and profits actually received.

Collateral Agent shall surrender possession of the Property to Grantor only when all Obligations secured hereby and all amounts under any of the terms of this Mortgage shall have been paid and all defaults cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.04     Foreclosure.

         (a) If an Event of Default shall have occurred and be continuing, Collateral Agent may, at its option immediately commence foreclosure proceedings against the Property pursuant to the applicable laws. The commencement by the Collateral Agent of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by the Collateral Agent of its option to accelerate the due date of all sums secured hereby. The Grantor hereby grants power to the Collateral Agent, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. The Grantor acknowledges that the foregoing sentence confers a power of sale upon the Collateral Agent, and that upon default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. The Grantor understands that upon an Event of Default, the Collateral Agent is hereby authorized and empowered to sell the Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled "Foreclosure of Mortgage by Advertisement", which permits the Collateral Agent to sell the Property without affording the Grantor a hearing, or giving him actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Property.

         WAIVER: By conferring this power of sale upon the Collateral Agent, the Grantor, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement. However, the Grantor reserves the right to timely contest the exercise of the power of sale by instituting suit against the Collateral Agent in the circuit court of the county in which the Property is located or any other court of competent jurisdiction.

Out of the proceeds of said sale, Collateral Agent shall pay: all costs, charges, expenses, commissions, unpaid taxes, and fees of advertising, selling and conveying the Property and such other assessments, insurance or other fees or costs as may have been incurred; a reasonable fee not exceeding five percent (5%) of the gross proceeds of sale to Collateral Agent, or his successor, in payment of his services hereunder and of collecting the monies secured by this Mortgage; a sum sufficient to pay the entire balance owing on the Obligations secured hereby; and the surplus, if any, to Grantor or the person entitled thereto.

         3.05 Subleases. Collateral Agent is authorized to foreclose this Mortgage subject to the rights of any subtenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

         3.06 Waiver of Appraisement, Valuation. Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Grantor nor anyone claiming through or under Grantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives, to the full extent that Grantor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that Collateral Agent or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

         3.07 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct, and any such receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business thereof as would Collateral Agent pursuant to Section 3.03(c) above. The expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Collateral Agent shall be liable to account only for such rents, income and other benefits actually received by Collateral Agent, whether received pursuant to this paragraph or Section 3.03. Notwithstanding the appointment of any receiver or other custodian, Collateral Agent shall be entitled as pledgee to the possession and control of any cash, deposit, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Collateral Agent.

         3.08 Suits to Protect the Property. Collateral Agent shall have the power and authority to institute and maintain any suits and proceedings as Collateral Agent may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Mortgage,
(b) to preserve or protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Collateral Agent's or Holders' interest.

         3.09 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor or any guarantor, co-maker or endorser of any Grantor's obligations, its creditors or its property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Grantor under this Mortgage, the Indenture, the Indenture Documents and any other instrument securing the Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Grantor after such date.

         3.10     Application of Monies by Collateral Agent.

         (a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to sue for and to recover judgment against Borrower and/or Grantor for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Collateral Agent's and Holders' agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Collateral Agent to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

         (b) In case of a foreclosure sale of all or any part of the Property and the application of the proceeds of sale to the payment of the Obligations secured hereby, Collateral Agent shall be entitled to enforce payment from Grantor of all Obligations then remaining due and unpaid and to recover judgment against Borrower and/or Grantor for any portion thereof remaining unpaid, with interest.

         (c) Grantor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Collateral Agent and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Mortgage upon the Property or any part thereof or any lien, rights, powers or remedies of Holders hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

         (d) Any monies collected or received by Collateral Agent under this Section 3.10 shall be applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys, and other representatives of Collateral Agent, and the balance remaining shall be applied to the payment of the Obligations secured hereby.

         (e) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations of Guarantor to Collateral Agent.

         3.10 Delay or Omission; No Waiver. No delay or omission of Collateral Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent.

         3.11 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Collateral Agent (a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Indenture; (d) releases any part of the Property from the lien of this Mortgage; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Grantor. No such act or omission shall preclude Collateral Agent or Holders from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Mortgage be affected thereby.

         3.12 Discontinuance of Proceedings; Position of Parties Restored. If Collateral Agent Holders shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Collateral Agent or Holders, then and in every such case Grantor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceedings had occurred or had been taken.

         3.13 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Mortgage or the Notes is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Notes, or now or hereafter existing at law, in equity or by statute.

                                  ARTICLE FOUR

                TRANSFER OR FURTHER ENCUMBRANCE OF THE PROPERTY

         4.01 Transfer of Further Encumbrance of the Property. In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Property or any interest in or any part of the Property, or any further assignment of rents from the Property without the prior written consent of Collateral Agent then, at Collateral Agent's option, Collateral Agent may declare all Obligations of Grantor to be due and payable immediately without demand or notice. Collateral Agent's consent shall be within its sole and absolute discretion.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         5.01 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Grantor or Collateral Agent shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         5.02     Addresses for Notices, Etc.

         (a) Except as may be otherwise provided herein, any notice, report, demand or other instrument authorized or required to be given or furnished under this Mortgage to Grantor or Collateral Agent shall be in writing, shall be sent by personal delivery or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, at the address set forth below:

         If to Collateral Agent at: U.S. Bank Trust National Association
                                    Attn: Barbara A. Nastro, Vice
                                    President 100 Wall Street, Suite
                                    1600 New York, NY 10050 Facsimile
                                    No.: (212) 509-3384

             With a copy to:        Dorsey & Whitney LLP Attn: Robert
                                    Rywkin, Esq. 250 Park Avenue New
                                    York, NY 10177 Facsimile No.: (215) 953-7201

            If to Grantor, at:      Golfsmith International, Inc.
                                    11000 North IH-35
                                    Austin, Texas 78753
                                    Attn: Estrellita J. Doolin
                                    Facsimile No.: (512) 837-1019]

             With a copy to:        King & Spalding LLP
                                    Attn: Peter Storey, Esq.
                                    1185 Avenue of the Americas
                                    New York, NY 10036-4003
                                    Facsimile No.: (212) 556-2222

         (b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. All notices, reports, demands or other instruments authorized or required to be sent in accordance with this Section 5.02. shall be deemed received on the earlier of the date of actual receipt or 3 Business Days (as defined in the Indenture) after the deposit thereof in the mail.

         5.03 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

         5.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Notes shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Notes shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

         5.05 Changes, Etc. Neither this Mortgage, nor any term hereof, may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Collateral Agent or Grantor, as the case may be, against which enforcement of the change, waiver, discharge or termination is sought. The modification hereof or of any of the Notes or the release of any part of the Property from the lien hereof shall not impair the priority of the lien of this Mortgage.

         5.06 Governing Law. THIS MORTGAGE SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         5.07 Substitution of Collateral Agent. If Collateral Agent shall for any reason desire to resign or is removed as the Collateral Agent hereunder, and a new Collateral Agent is appointed in its place or stead, such new Collateral Agent shall thereupon become successor to the title to the Property and the same shall become vested in him in trust for the purposes and objects of these presents, with all the power, duties, and obligations herein conferred on the Collateral Agent, in the same manner and to the same effect as though he or it were named herein as Collateral Agent.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed under seal by its duly authorized officer on the day and year first above written.

                     GOLFSMITH NU, L.L.C., a Delaware
                     limited liability company

                     By: Golfsmith Holdings, L.P., its sole
                         member

                          By: Golfsmith GP Holdings, Inc., its general
                              partner

                              By: /s/ James Grover
                                  ------------------------------------
                              Name:  James Grover
                              Title: Secretary

STATE OF New York     )
                      )
COUNTY OF New York    )

This instrument was acknowledged before me on the 1st day of December, 2003 by James Grover, Secretary of Golfsmith GP Holdings, Inc., the general partner of Golfsmith Holdings, L.P., which is the sole member of Golfsmith USA, L.L.C., a Delaware limited liability company.

                                    /s/ BARRETT D. MASSEY
                                    ---------------------------

                             Notary Public, New York County, NY

                             My Commission Expires: September 3, 2006

                                              BARRETT D. MASSEY
                                              Notary Public, State Of New York
                                                   No. 01MA6079999
                                             Qualified In New York County
                                         Commission Expires September 3, 2006

                                   SCHEDULE A
                                       TO
                                    MORTGAGE

                                Legal Description

                                   [Attached]

                                   LEGAL DESCRIPTION

LEGAL DESCRIPTION (Sidewell No. 1404376001)

Part of of the Southwest 1/4 of Section 4, T.3N., R10E., City of Auburn Hills. Oakland County, Michigan described AS beginning at the South 1/4 corner of
Section 4 and proceeding thence South 87 degrees 26 minutes 43 seconds West 1502.29 feet along the South line of Section 4; thence North 04 degrees 46 minutes 33 seconds West 2825.63 feet along the West line of the East 1/2 of the Southwest 1/4 Section 4; thence North 89 degrees 47 minutes 50 seconds East
725.00 feet along the East and West 1/4 line of Section 4; thence South 56 degrees 57 minutes 46 seconds East 256.25 feet along the Southwesterly right-of-way line of Joslyn Road; thence along the Southwesterly right-of-way line of Joslyn Road on 07 degrees 32 minutes 04 seconds curve to the left with a radius of 1205.92 feet and whose chord bears South 38 degrees 01 minute 16 seconds East 158.47 feet thence South 41 degrees 47 minutes 04 seconds East
662.31 feet along the Southwesterly right-of-way of Joslyn Road; thence South 48 degrees 12 minutes 56 seconds West 25.00 feet along the right-of-way of Joslyn Road; thence South 41 degrees 47 minutes 04 seconds East 101.91 feet along the Southwesterly right-of-way line of Joslyn Road; thence South 06 degrees 14 minutes 42 seconds East 1911.72 feet along the North and South 1/4 line of
Section 4 to the point of beginning, containing 88.0219 acres except any pan taken, used or deeded for road purposes and being subject to easements of record.

PH4-04-376-002